Report of Independent
Registered Public Accounting Firm

To the Shareholders and Board of Directors of Federated Adjustable Rate Securities Fund:

In planning and performing
our audits of the financial
 statements of Federated Adjustable
Rate Securities Fund (the "Fund")
 as of and for the year ended
August 31, 2009, in
accordance with the standards
of the Public Company
Accounting Oversight Board
(United States), we considered
 the Fund's internal control
 over financial reporting,
including controls over
 safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
 expressing our opinion on
the financial statements and to
comply with the requirements
 of Form N-SAR, but not for
the purpose of expressing an
opinion on the effectiveness
of the Fund's internal control
 over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is
 responsible for establishing
 and maintaining effective
internal control over financial
 reporting. In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the
expected benefits and related costs
of controls. A company's
internal control over financial
reporting is a process designed to
provide reasonable assurance
 regarding the reliability of
financial reporting and the
preparation of financial
statements for external purposes
 in accordance with generally
accepted accounting principles.
  A company's internal control
over financial reporting
includes those policies and
procedures that (1) pertain
to the maintenance of records that,
in reasonable detail,
accurately and fairly reflect
the transactions and
dispositions of the
assets of the company; (2)
provide reasonable assurance
that transactions are recorded as
necessary to permit preparation
 of financial statements in
 accordance with generally
accepted accounting principles,
 and that receipts and
expenditures of the company are
being made only in accordance
with authorizations of management
 and directors of the
company; and (3) provide reasonable
 assurance regarding prevention
 or timely detection
of unauthorized acquisition, use
 or disposition of a company's
 assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to
 the risk that controls may
 become inadequate because of
changes in conditions, or
that the degree of compliance
with the policies or procedures
may deteriorate.

A deficiency in internal
control over financial
reporting exists when the
design or
operation of a control
does not allow management
 or employees, in the normal
course of
performing their assigned
functions, to prevent or
detect misstatements on a
timely basis.
A material weakness is a
 deficiency, or a combination
 of deficiencies, in internal
control
over financial reporting,
such that there is a reasonable
 possibility that a material
misstatement of the Fund's
 annual or interim financial
 statements will not be prevented
or detected on a timely basis.



Our consideration of the
Fund's internal control over
 financial reporting was for the
limited purpose described in
 the first paragraph and
would not necessarily
disclose all
deficiencies in internal
control that might be material
weaknesses under standards
established by the Public
 Company Accounting Oversight
 Board (United States).
However, we noted no
deficiencies in the Fund's
internal control over financial
 reporting
and its operation, including
controls over safeguarding
securities that we consider
to be a
material weakness as defined
 above as of August 31, 2009.

This report is intended
solely for the information
and use of management and
the Board
of Directors of the Fund and
 the Securities and Exchange
 Commission and is not
intended to be, and should
not be, used by anyone other
 than these specified parties.


Ernst & Young LLP

Boston, Massachusetts
October 20, 2009